                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-12

                     MORGAN STANLEY INSTITUTIONAL FUND, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                           FREQUENTLY ASKED QUESTIONS
                             (FOR INTERNAL USE ONLY)

Q:   WHAT ARE THE PROPOSED CHANGES OUTLINED IN THE PROXY STATEMENT?

A:   On October 27, 2005, each Fund's Board approved a merger of the assets of the following portfolios:

o    MSIFT Equity Portfolio ("Target Fund") into MSIF Large Cap Relative Value
     Portfolio (formerly Value Equity Portfolio) ("Acquiring Fund")

o    Record Date, January 9, 2006

o    Proxy Mail Date, approximately January 24, 2006

o    Meeting Date, April 5, 2006

o    Merger Date, approximately April 20, 2006

Q:   WHAT ARE THE MAJOR BENEFITS TO MERGING THESE PORTFOLIOS?

A:   In recommending the Reorganization to shareholders of the Target Fund, the
     Board of the Trust of the Target Fund considered that the Reorganization would have the following benefits to shareholders of the Target Fund:

     1.   Once the Reorganization is consummated, the expenses which would be borne by shareholders of each class of the surviving combined fund
          ("Combined Fund") will be lower on a percentage basis than the expenses of each corresponding class of the Target Fund. Furthermore, to the extent that the Reorganization would result in Target Fund shareholders becoming shareholders of a combined larger fund, further economies of scale could be achieved since various fixed expenses
          (e.g., auditing and legal) can be spread over a larger number of shares.

     2.   Shareholders of the Target Fund will have continued participation in a fund that invests principally in equity securities of U.S. companies and is managed by the same investment team.

     3.   The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes, pursuant to which no gain or loss will be recognized by the Target Fund, the Acquiring Fund or their shareholders for federal income tax purposes as a result of transactions included in the Reorganization.

Q:   WILL THE PORTFOLIO MANAGERS CHANGE DUE TO THE MERGER OF THE PORTFOLIOS?

A:   No. The portfolios are currently managed by the same team of portfolio managers and will continue to be after the merger.

Q:   HOW WILL THE EXPENSE RATIOS BE AFFECTED BY THE MERGER?

A:   Upon completion of the proposed merger, the total annual fund operating expense ratio of the Combined Fund is expected to be lower than the total annual fund operating expense ratios of the Target Fund and the Acquiring
     Fund.

Q:   WHAT ARE THE TAX CONSEQUENCES?

A:   The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes, pursuant to which no gain or loss will be recognized by Target Fund, Acquiring Fund or their shareholders for federal income tax purposes as a result of transactions included in the
     Reorganization.

     The Reorganization may result in the Combined Fund being unable to utilize capital loss carryovers that could have been used if the transaction did not occur, but it cannot be determined with certainty to what extent this would be the case.

     In light of the reduction in annual operating expenses and other potential benefits of the Reorganization, as well as the uncertainty regarding the extent to which any lost capital loss carryovers could have been utilized for the benefit of Target Fund shareholders, the Board concluded that the
     Reorganization was in the best interests of Target Fund shareholders, notwithstanding the potential loss of capital loss carryovers.

Q:   WHAT ARE THE PROPOSED REORGANIZATION COSTS?

A:   As shareholders of both Portfolios are expected to enjoy substantial ongoing expense savings, it is proposed that both Portfolios share the estimated reorganization costs of approximately $133,019 on a pro rata basis based on assets.

Q:   WHAT ARE THE REDEMPTION FEES AND AGING PROCESS FOR THE ASSETS BEING
     CONVERTED?

A:   Any shares being converted from the Target Fund to the Acquiring Fund will be exempt from redemption fees as well as exempt from being aged for redemption fee purposes.

Q:   WILL AN INVESTOR'S COST BASIS OR HOLDING PERIOD CHANGE AS A RESULT OF THIS
     MERGER?

A:   It is not expected that an investor's cost basis or holding period will change as a result of the merger. Please encourage investors to consult with their tax advisor.

Q:   WHAT TYPE OF SHARES WILL INVESTORS RECEIVE AS A RESULT OF THE MERGER?

A:   Target Fund shareholders who hold Institutional Class shares will receive
     Class A shares of the Acquiring Fund, and those who hold Advisor Class shares will receive Class B shares of the Acquiring Fund.

Q:   WHAT VALUE WILL SHAREHOLDERS RECEIVE FOR THEIR SHARES?

A:   All shareholders of the Target Fund will become shareholders of the
     Acquiring Fund, and will receive shares of the Acquiring Fund equal to the value of their holdings in the Target Fund.

Q:   WILL THE TARGET FUND'S BENCHMARK CHANGE AS A RESULT OF THE MERGER?

A:   No. The Acquiring Fund is benchmarked against the Russell 1000 Value Index as is the Target Fund.

Q:   WILL THE TARGET FUND'S DIVIDEND SCHEDULE CHANGE?

A:   No. The Acquiring Fund distributes dividends and capital gains annually.

Q:   WILL THE RISK PROFILE OF MY INVESTMENT CHANGE AS A RESULT OF THE MERGER?

A:   The principal risk factors of the Target and Acquiring Funds are substantially similar. The principal risks associated with both the Target
     Fund and Acquiring Fund are stock market risk, stock selection risk, the risk of investing in REITs and foreign securities risk, including foreign currency risk

     (See proxy statement or prospectus for more details of current risks associated with each fund.)

Q:   WHOM SHOULD I CONTACT INTERNALLY WITH QUESTIONS RELATING TO THE PROXY
     STATEMENT?

A:   Internal questions regarding the proxy may be directed to:

     o    Dave Winter, 3-260-7347

     o    Brian Drummond, 3-940-4576

     o    Carol Neilson, 3-940-5987